EXHIBIT 99.1
FOR IMMEDIATE RELEASE: Wednesday, May 26, 2004

CONTACT: Mike Rollins, President, CEO                Madeleine Franco
         TVC Telecom, Inc.                           Jordan Richard Assoc.
         305-572-0575                                801-463-0305
         www.tvctelecom.com                          ir@jordanrichard.com

                      TVC TELECOM REPORTS 1Q RESULTS . . .
           TEMPORARILY SUSPENDS FILING OF PERIODIC REPORTS TO THE SEC

Company   will   continue   to   report    periodic    financial    results   at
www.tvctelecom.com.

Miami, Florida--Mike Rollins, chief executive officer of TVC Telecom Inc., commented today on results for the quarter ended March 31, 2004.
         During the first quarter, the Company reported a net loss of $(331,268) on revenue of $1.83 million compared to a net loss of $(599,319) on revenue of $1.47 million for the first quarter of 2003. The increase in revenue is attributable to operational changes made during 2003. Rollins also noted that the gross margin was lower than in past quarters due to aggressive customer acquisition pricing and the large amount of traffic it carried in the first quarter to Cuba which has significantly lower margins than most of the Company's other destinations. A full report of the Company's financial results can be found on its website at www.tvctelecom.com.
         The Company also decided to temporarily suspend filing of its periodic reports with the Securities and Exchange Commission and to at least postpone its full compliance with newly-imposed SEC regulations. This decision is largely due to the dramatic increase in regulatory requirements and costs associated with being a public company. Costs to the Company attributable to full compliance with regulations under Sarbanes-Oxley Act of 2002 are estimated to be $250,000 in 2004 and $400,000 in 2005. Management has determined that, in the face of continuing operational requirements, funds would be more appropriately allocated to improving the fundamentals of the Company. Management intends to conduct a reassessment of its financial position and costs of compliance in conjunction with its 2004 year-end review. In the meantime, the Company is considering several avenues in an effort to deliver value to its shareholders, and management will continue to keep its shareholders advised of operations via press release and the posting of its financial results on the aforementioned website.
         "At this point in the company's development, full compliance with Sarbanes-Oxley seems overly burdensome, and partial or gradual compliance does not appear to be an option," said Rollins. "Management remains mindful of its fiduciary responsibility, and in no way does the decision to suspend periodic SEC filings mean that we will take any less care with our financial reporting than we have done in the past," he said.

TVC Telecom is a facilities-based telecommunications provider offering domestic and international service to the business and consumer market segments with a particular focus on ethnic markets having volume demand for international calling. Visit the company's Web site at www.tvctelecom.com.

NOTE: Statements in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and any amendments thereto. Material that is forward-looking may contain statements about expected future events and/or financial results that are forward-looking in nature. Editors and investors are cautioned that such forward-looking statements invoke risk and uncertainties that may cause the company's results to differ from such forward-looking statements. These include, but are not limited to, economic, competitive, governmental, technological and other factors discussed in the statements and/or in the company's filings with the Securities and Exchange Commission.
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